Exhibit 99.1

MORTON’S RESTAURANT GROUP, INC. 325 North LaSalle Street Chicago, Illinois 60654 (312) 923-0030 www.mortons.com

For Immediate Release

February 2, 2010

Contact:	Scott Levin, Senior Vice President, General Counsel and Corporate
Secretary, Morton’s Restaurant Group, Inc.

MORTON’S RESTAURANT GROUP, INC. APPOINTS

CHRISTOPHER ARTINIAN AS PRESIDENT, CEO AND DIRECTOR

Chicago, IL. February 2, 2010... Morton’s Restaurant Group, Inc. (NYSE:MRT) today announced the appointment of Christopher Artinian as President and Chief Executive Officer and as a director, effective immediately. Mr. Artinian replaces Thomas J. Baldwin, who has resigned from his position as President, Chief Executive Officer and Chairman of the Company’s board of directors. Mr. Artinian previously served as Vice President of Eastern Operations, and has been with the Company since 1995.

“Chris Artinian has impressed us with his strong management skills throughout his career at the Company,” said John K. Castle, Chairman of the Executive Committee of the Company’s board of directors. “We are confident Chris will continue to build the Morton’s brand and lead the Company to strong future performance.”

Mr. Castle continued, “We thank Tom Baldwin for his significant contributions over the last twenty one years as a member of our management team and for his strong leadership during a critical period for the Company.”

“I know Morton’s Restaurant Group to be a dynamic company with exciting opportunities,” Mr. Artinian said. “It is a privilege to lead Morton’s Restaurant Group and I look forward to working with our talented employees to continue to deliver our customers the finest quality foods and legendary hospitality.”

About the Company

Morton’s Restaurant Group, Inc. is the world’s largest operator of company-owned upscale steakhouses. Morton’s steakhouses have remained true to our founders’ original vision of combining generous portions of high quality food prepared to exacting standards with exceptional service in an enjoyable dining environment. The Company owns and operates 76 Morton’s steakhouses located in 64 cities in 27 states, and in Puerto Rico and five international locations (Toronto, Singapore, Hong Kong, Macau and Mexico City), as well as Trevi, our Las Vegas Italian restaurant.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “estimates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation, (i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, commodity and other prices, events or occurrences affecting the securities and/or financial markets, occurrences affecting the Company’s common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors, (ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, risks associated with opening new locations, increases in food and other raw materials costs, increases in energy costs, demographic trends, traffic patterns, weather conditions, employee availability, benefits and cost increases, perceived product safety issues, supply interruptions, litigation, judgments or settlements in pending litigation, government regulation, the Company’s ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters, (iii) public health issues, including, without limitation risks relating to the spread of H1N1 influenza and other pandemic diseases and (iv) other risks detailed from time to time in the Company’s most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the Company’s ability to expand is dependent upon various factors, such as the availability of attractive sites for new restaurants, the ability to negotiate suitable lease terms, the ability to generate or borrow funds to develop new restaurants, the ability to obtain various government permits and licenses, limitations on permitted capital expenditures under the Company’s credit facility and the recruitment and training of skilled management and restaurant employees. Other unknown or unpredictable factors also could harm the Company’s business, financial condition and results. Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

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